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                                                                      Exhibit 10

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report, dated March 15, 2004 with respect to the statement of assets and liabilities of Master Real Investment Trust as of March 10, 2004 in this Registration Statement on Form N-1A under the Investment Company Act of 1940 (File No. 811-XXXXX) of Master Real Investment Trust.


                                                 /s/ Ernst & Young

MetroPark, New Jersey
March 22, 2004